EX-99.906CERT

CERTIFICATION

I, Bradley Zucker, President, Treasurer and Secretary of Ancora Trust (the “Registrant”), does certify to the best of her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Treasurer & Secretary

Ancora Trust

/s/ Bradley Zucker

Bradley Zucker

Date: August 27, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ancora Trust and will be retained by Ancora Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.